UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 8, 2021

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55292	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2120 Colorado Avenue, #230 Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

(310) 444-4300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BIVI	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On August 8, 2021, BioVie Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters identified therein (the “Underwriters”), relating to public offering (the “Offering”) of 2,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Firm Shares”) by the Company. Pursuant to the Underwriting Agreement, the Company has also granted the Underwriters a 45-day option to purchase up to an additional 375,000 shares (the “Option Shares” and together with the Firm Shares, the “Shares”) of common stock.

The Underwriters agreed to purchase the Shares pursuant to the Underwriting Agreement, at a price of $7.68 per share. The shares of the Company’s common stock were offered, issued and sold under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (Registration No. 333- 252386) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). EF Hutton, division of Benchmark Investments, LLC, acted as a financial advisor for the offering.

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Sherman & Howard L.L.C. relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On August 8, 2021, the Company issued a press release announcing that it had priced the Offering. On August 11, 2021, the Company issued a press release announcing that it had closed the Offering with respect to the Firm Shares. A copy of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated by reference into this Item 7.01.

Item 8.01	Other Events.

On August 11, 2021, the Company closed the Offering of the Shares at a price to the public of $8.00 per share for net proceeds of approximately $17.8 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Shares are listed on The NASDAQ Capital Market.

Item 9.01	Financial Statements and Exhibits

(a) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representatives of the several Underwriters, dated August 8, 2021.
5.1	Opinion of Sherman & Howard L.L.C.
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
99.1	Press Release, dated August 8, 2021
99.2	Press Release, dated August 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2021

BIOVIE INC.

By:	/s/ Joanne Wendy Kim
Name:	Joanne Wendy Kim
Title:	Chief Financial Officer